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                                                                     EXHIBIT 3.3


                         CERTIFICATE OF INCORPORATION
                                      OF
                            LASER TECHNOLOGY, INC.


    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:  The name of the corporation (the "Corporation") is:

                            LASER TECHNOLOGY, INC.

         SECOND: The address of the Corporation's current registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware. The registered office of the Corporation is located in New Castle County. The name of the Corporation's registered agent at that address is CT Corporation System.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  (a) Authorized Shares.  The total number of shares of stock
                      -----------------
that the Corporation shall have authority to issue is 27,000,000, divided into the following classes:

              (i)   25,000,000 shares of Common Stock, par value $.01 per share;
              and

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              (ii)   2,000,000 shares of preferred stock, par value $.01 per
              share.

         (b)  Common Stock.
              ------------

              (i) Each holder of Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to stockholders.

         (c) Preferred Stock.  The Board of Directors is authorized, subject to
             ---------------
any limitations prescribed by law, to provide from time to time for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series, including the following:

              (i) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

              (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

              (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

              (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

              (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different

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              redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

              (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

              (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

              (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

              (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this Article Fourth or any resolution of the Board of Directors pursuant to this Article Fourth.

         FIFTH:  (a) General.  The business and affairs of the Corporation shall
                     -------
be managed by a Board of Directors. The number of directors shall be fixed by, or in the manner provided in the by-laws.

         (b) Term of Office; Vacancies.  A director shall hold office until the
             -------------------------
annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. The directors shall have the exclusive power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors, however caused, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified.

         (c) Removal.  Any or all of the directors of the Corporation may be
             -------
removed for cause by the stockholders only by the affirmative vote of the holders of at least 80 percent of

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the votes of the outstanding shares of stock generally entitled to vote in the election of directors ("Voting Stock"), voting together as a single class, at a meeting of stockholders for which proper notice of the proposed removal has been given. Directors may not be removed without cause.

         (d) Notice of Nominations.  Advance notice of nominations for the
             ---------------------
election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

         SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. No amendment or repeal of this Article Sixth shall adversely affect any right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

         SEVENTH: Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article Seventh. No amendment or repeal of this Article Seventh shall adversely affect any right or protection existing under or pursuant to this Article Seventh immediately before the amendment or repeal.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

         NINTH: Except as otherwise required by law or provided in the bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to

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elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

         TENTH: The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class.

         ELEVENTH:  Election of directors need not be by written ballot.

         TWELFTH: Notwithstanding anything to the contrary in this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with any of Articles Fifth, Eighth, Ninth, Tenth, Eleventh and Twelfth of this Certificate of Incorporation or to provide for any cumulative voting by stockholders.

         THIRTEENTH: The name and the mailing address of the incorporator are as follows:

NAME                                MAILING ADDRESS
----                                ---------------

Nick Nimmo                          Holme Roberts & Owen LLP
                                    1700 Lincoln, Suite 4100
                                    Denver, CO  80203


Signed on January 17, 1997.

/s/ NICK NIMMO
____________________________
Nick Nimmo, Incorporator

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